Exhibit 99

Bassett Furniture Industries, Inc. P.O. Box 626 Bassett, VA 24055

Contacts:

J. Michael Daniel

Senior Vice President and

Chief Financial Officer

(276) 629-6614 – Investors

mdaniel@bassettfurniture.com

Peter D. Morrison

Vice President of Communications

(276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal Second Quarter Results and Launches Restructuring Plan

(Bassett, Va.) – July 10, 2024 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its second quarter ended June 1, 2024. The Company also announced a restructuring plan designed to improve long-term operational and financial performance.

Q2 Consolidated Business Highlights: [FY 24 vs. FY 23, unless otherwise specified]

●	Revenues decreased 17%.
●	When comparing to the first quarter of 2024, revenues increased 3.8%, normalizing the first quarter for the extra week due to our fiscal calendar.
●	Operating loss of $8.5 million which included asset impairment charges of $5.5 million and additional inventory valuation charges of $2.7 million.
●	Gross margin of 52.5%, which included the increased inventory valuation charges noted above. Excluding the inventory valuation charges, gross profit margin would have been 55.7% (see Table 5).
●	Loss per share of $0.82 vs. diluted earnings per share $0.24.
●	Generated $5.8 million of operating cash flow for the quarter.

Fiscal 2024 Second Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	2nd Qtr		Dollar	%	2nd Qtr	% of	2nd Qtr	% of
	2024	2023	Change	Change	2024	Sales	2023	Sales
Consolidated (1)	$83.4	$100.5	$(17.1)	-17.0%	$(8.5)	-10.2%	$2.5	2.5%

Wholesale	$52.6	$61.8	$(9.2)	-14.9%	$5.7	10.8%	$7.0	11.3%

Retail	$50.5	$60.8	$(10.3)	-16.9%	$(2.2)	-4.4%	$0.8	1.3%

Corporate & Other (2)	$1.1	$2.3	$(1.2)	-52.2%	$(6.9)	N/A	$(6.9)	N/A

(1)

Our consolidated results include certain intercompany eliminations as well as asset impairment charges of $5.5 million which are not  allocated to our segment operating results. See Table 4, “Segment Information” below for an illustration of the effects of these items   on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

“Excluding the additional inventory valuation charges that we recorded, we were pleased with another quarter of strong gross margins, despite lower sales.” said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. “The environment for housing remains challenging and consumers are choosing to invest in experiences over their homes, a change from the Covid period. We continue to be disciplined on expenses to improve operating efficiency.”

Restructuring Plan

The Company also announced a restructuring plan to more right-size its cost structure and to prepare it for topline growth. The comprehensive strategy builds on the strength of Bassett’s brand quality, design expertise and service, and focuses on driving revenue growth and profitability long-term. The five-point plan includes:

●	Drive organic growth through Bassett-branded retail locations, omni-channel capabilities, and enhanced customization positioning to expand dedicated distribution footprint.
●	Rationalize US wood manufacturing from two locations into one primary location, supported by a small satellite operation.
●	Optimize inventory and drop unproductive lines.
●	Improve overall cost structure and invest capital in refurbishment of current retail locations.
●	Close the Noa Home e-commerce business.

“Bassett Furniture has a long history of weathering economic cycles, such as the inflationary environment and slow housing market we’re experiencing in 2024 – factors that led to soft demand in our second quarter,” explained Spilman. “The business climate has remained difficult through the first six months of this year and may not improve in the near future. Accordingly, we are committed to returning to profitability by running a leaner operation, with priority focus on both our inventory position and the overall cost structure. We believe that our restructuring plan, expected to improve our bottom line between $5.5 million and $6.5 million on an annual basis, coupled with our solid balance sheet, puts us in a position to be a considerably stronger company when customer demand inevitably improves. I’m particularly pleased that our Board believes in our ability to improve operations and continue our strong cash generation by increasing our quarterly dividend by 11%.”

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on July 11, 2024, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/332ii2e5. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading manufacturer and marketer of high-quality home furnishings. With 88 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the second fiscal quarter of 2024, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended				Six Months
	June 1, 2024		May 27, 2023		June 1, 2024		May 27, 2023
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$83,410	100.0%	$100,519	100.0%	$169,964	100.0%	$208,217	100.0%
Cost of furniture and accessories sold	39,650	47.5%	47,686	47.4%	78,337	46.1%	98,187	47.2%
Gross profit	43,760	52.5%	52,833	52.6%	91,627	53.9%	110,030	52.8%

Selling, general and administrative expenses	46,707	56.0%	51,366	51.1%	96,931	57.0%	105,861	50.8%
Asset impairment charges	5,515	6.6%	-	0.0%	5,515	3.2%	-	0.0%
Gain on revaluation of contingent consideration	-	0.0%	1,013	1.0%	-	0.0%	1,013	0.5%
Income (loss) from operations	(8,462)	-10.1%	2,480	2.5%	(10,819)	-6.4%	5,182	2.5%

Interest income	627	0.8%	569	0.6%	1,383	0.8%	721	0.3%
Other loss, net	(276)	-0.3%	(505)	-0.5%	(380)	-0.2%	(1,072)	-0.5%
Income (loss) before income taxes	(8,111)	-9.7%	2,544	2.5%	(9,816)	-5.8%	4,831	2.3%

Income tax expense (benefit)	(910)	-1.1%	468	0.5%	(1,422)	-0.8%	1,310	0.6%
Net income (loss)	(7,201)	-8.6%	2,076	2.1%	(8,394)	-4.9%	3,521	1.7%

Basic and diluted earnings (loss) per share	$(0.82)		$0.24		$(0.96)		$0.40

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
Assets	June 1, 2024	November 25, 2023
Current assets
Cash and cash equivalents	$42,646	$52,407
Short-term investments	17,814	17,775
Accounts receivable, net	13,495	13,736
Inventories, net	56,875	62,982
Recoverable income taxes	2,896	2,574
Other current assets	9,377	8,480
Total current assets	143,103	157,954

Property and equipment, net	79,802	83,981

Other long-term assets
Deferred income taxes, net	6,085	4,645
Goodwill and other intangible assets	14,213	16,067
Right of use assets under operating leases	94,748	100,888
Other	7,313	6,889
Total long-term assets	122,359	128,489
Total assets	$345,264	$370,424

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,188	$16,338
Accrued compensation and benefits	8,424	8,934
Customer deposits	23,021	22,788
Current portion of operating lease obligations	18,293	18,827
Other accrued expenses	9,056	11,003
Total current liabilities	70,982	77,890

Long-term liabilities
Post employment benefit obligations	10,758	10,207
Long-term portion of operating lease obligations	90,646	97,357
Other long-term liabilities	1,218	1,529
Total long-term liabilities	102,622	109,093

Stockholders’ equity
Common stock	43,808	43,842
Retained earnings	127,807	139,354
Additional paid-in-capital	52	93
Accumulated other comprehensive income (loss)	(7)	152
Total stockholders' equity	171,660	183,441
Total liabilities and stockholders’ equity	$345,264	$370,424

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Six Months
	June 1, 2024	May 27, 2023
Operating activities:
Net income (loss)	$(8,394)	$3,521
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,291	4,909
Non-cash asset impairment charges	5,515	-
Gain on revaluation of contingent consideration	-	(1,013)
Inventory valuation charges	3,879	2,475
Deferred income taxes	(1,440)	392
Other, net	689	1,388
Changes in operating assets and liabilities:
Accounts receivable	241	3,005
Inventories	2,228	15,145
Other current and long-term assets	(1,217)	953
Right of use assets under operating leases	8,707	9,105
Customer deposits	233	(12,022)
Accounts payable and other liabilities	(6,930)	(8,715)
Obligations under operating leases	(10,721)	(10,255)
Net cash provided by (used in) operating activities	(1,919)	8,888

Investing activities:
Purchases of property and equipment	(3,683)	(7,405)
Proceeds from disposal of discontinued operations, net	-	1,000
Other	(383)	(637)
Net cash used in investing activities	(4,066)	(7,042)

Financing activities:
Cash dividends	(3,153)	(2,832)
Other issuance of common stock	179	177
Repurchases of common stock	(489)	(3,450)
Taxes paid related to net share settlement of equity awards	(161)	(109)
Repayments of finance lease obligations	(153)	(137)
Net cash used in financing activities	(3,777)	(6,351)
Effect of exchange rate changes on cash and cash equivalents	1	(42)
Change in cash and cash equivalents	(9,761)	(4,547)
Cash and cash equivalents - beginning of period	52,407	61,625

Cash and cash equivalents - end of period	$42,646	$57,078

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Six Months
	June 1, 2024	May 27, 2023	June 1, 2024	May 27, 2023
Sales Revenue
Wholesale sales of furniture and accessories	$52,609	$61,774	$107,310	$131,658
Less: Sales to retail segment	(20,751)	(24,330)	(44,514)	(54,429)
Wholesale sales to external customers	31,858	37,444	62,796	77,229
Retail sales of furniture and accessories	50,468	60,778	104,222	125,740
Corporate & Other - Noa Home (1)	1,084	2,297	2,946	5,248
Consolidated net sales of furniture and accessories	$83,410	$100,519	$169,964	$208,217

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$5,687	$7,005	$12,446	$15,999
Retail	(2,222)	755	(3,834)	2,285
Net expenses - Corporate and other (1)	(6,942)	(6,949)	(14,537)	(14,720)
Inter-company elimination	530	656	621	605
Asset impairment charges	(5,515)	-	(5,515)
Gain on revaluation of contingent consideration	-	1,013	-	1,013
Consolidated income (loss) from operations	(8,462)	2,480	(10,819)	5,182

Interest income	627	569	1,383	721
Other loss, net	(276)	(505)	(380)	(1,072)
Consolidated income (loss) before income taxes	$(8,111)	$2,544	$(9,816)	$4,831

(1) Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

Table 5
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Adjusted Gross Profit
(In thousands)

	Quarter Ended				Six Months Ended
	June 1, 2024		May 27, 2023		June 1, 2024		May 27, 2023
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Gross profit as reported	$43,760	52.5%	$52,833	52.6%	$91,627	52.5%	$110,030	52.8%
Additional inventory valuation charges	2,701	3.2%	1,003	1.0%	2,701	1.6%	1,003	0.5%

Gross profit as adjusted	$46,461	55.7%	$53,836	53.6%	$94,328	55.5%	$111,033	53.3%